EXHIBIT 99.1

Crest Radius Inc.

Subscription Agreement

Dear Sirs:

The undersigned (the “Purchaser”) acknowledges that I have received the Prospectus of Crest Radius Inc., dated__________ 2018.

Concurrent with execution of this Agreement, the Purchaser is purchasing _____________________ (_______) shares of Common Stock of Crest Radius Inc., a Nevada corporation (the “Company”) at a price of $0.04 per Share (the “Subscription Price”). Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Crest Radius Inc.

Executed this _____ day of ___________________, 2018.

_________________________________    __________________________________

Signature of Purchaser

____________________________________

Address of Purchaser

____________________________________

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

______________________________  X $0.04 =            US$ _____________________

Number of Shares Purchased                                                 Total Subscription Price

Form of Payment: Cash:_____ Check #: _________________Other: _______________

Accepted by Crest Radius Inc.

By: ____________________________________

Kardo Valbe, President